EXHIBIT 23.2
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report, dated January 26, 2001, include in the Form 10-K for the year ended December 31, 2002, into PAB Bankshares, Inc.'s Registration Statement on Form S-8 relating to the PAB Bankshares, Inc. Employee and Director Stock Purchase Program.


/s/ Fowler, Holley, Rambo, Haynes & Stalvey, PC
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Valdosta, Georgia
July 14, 2003


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